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Exhibit 99.1

24/7 Real Media

FOR IMMEDIATE RELEASE

24/7 REAL MEDIA REGAINS COMPLIANCE WITH NASDAQ CONTINUED LISTING REQUIREMENTS

NEW YORK—June 18, 2003—24/7 Real Media, Inc. (Nasdaq: TFSM), the only gateway to the total spectrum of interactive marketing and technology solutions for online marketers and publishers, today announced that it received a notice from the Nasdaq Stock Market stating that the Company has regained compliance with the continued listing requirements of the Nasdaq SmallCap Market.

In the past year, the Company has focused on its faster-growth, higher-margin businesses, while significantly reducing its operating expenses and strengthening its financial resources. As a consequence, the Company has shown significantly improved operating results across the board. The Company also recently completed a $7 million equity financing and eliminated all long-term debt from its balance sheet.

"We are very pleased to see these efforts reflected in a dramatic recovery in our stock price and we look forward to building upon our improved operating performance," said David J. Moore, chairman and chief executive officer. "Given that that we have a clean opinion, have retired our long-term debt and have money in the bank, regaining Nasdaq compliance eliminates the last corporate hurdle in the turnaround of 24/7 Real Media and to our capturing the share of the Internet marketplace that we deserve."

24/7 Real Media received a notice from Nasdaq in May 2003 indicating that the Company had failed to maintain compliance with the $1.00 minimum bid price requirement under Marketplace Rule 4310(c)(4) and that its common stock was subject to delisting from the Nasdaq SmallCap Market. The Company subsequently filed a notice of appeal to maintain the Company's listing. However, since the Company has regained compliance with all of Nasdaq's continued listing requirements, the appeal hearing will not be held.

About 24/7 Real Media, Inc.

24/7 Real Media is the only gateway to the total spectrum of interactive marketing and technology. With expertise in all facets of interactive media, 24/7 Real Media is the starting point for both publishers and marketers, enabling both to maximize customer relationships and revenue. Products and services include Internet ad serving, Web analytics, search engine optimization, online media representation and integrated marketing solutions designed to specifically address client goals and objectives. The company is headquartered in New York, with offices in other major U.S. cities, Europe and Canada. For more information, please visit www.247realmedia.com.

Caution concerning forward-looking statements:

This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to changes in economic, business, competitive and/or regulatory factors. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission. In addition, the following factors, among others, could cause actual results to differ materially from those described herein: enhanced competition, the potential for impairment of relationships with employees or major customers, loss of faith in Internet advertising, international risks, and other economic, business, competitive and/or regulatory factors affecting the businesses of 24/7 Real Media. All information in this release is as of June 18, 2003. The Company is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For more information, please contact:
Investor Relations Trúc N. Nguyen VP, Investor Relations Stern & Co. Telephone: 212-888-0044 Email: tnguyen@sternco.com	Media Relations Stan Froelich VP, Media Relations Stern & Co. Telephone: 212-888-0044 Email: sfroelich@sternco.com

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  Exhibit 99.1
24/7 REAL MEDIA REGAINS COMPLIANCE WITH NASDAQ CONTINUED LISTING REQUIREMENTS